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CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this registration statement on Form N-2 of our report dated
November 2, 1998, relating to the financial statements and financial highlights of Morgan Stanley Dean Witter Prime Income Trust, formerly Prime Income Trust, which appears in such Prospectus. We also consent to the references to us under the headings "Financial Highlights" and "Experts" in such Prospectus.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
November 13, 1998